Exhibit 10.10

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission.  Asterisks denote omissions.

WHITEHEAD INSTITUTE FOR BIOMEDICAL RESEARCH

and

VERASTEM, INC.

EXCLUSIVE PATENT LICENSE AGREEMENT

TABLE OF CONTENTS

RECITALS		1
1.	DEFINITIONS	2
2.	GRANT OF RIGHTS	7
3.	COMPANY DILIGENCE OBLIGATIONS	12
4.	ROYALTIES AND PAYMENT TERMS	14
5.	REPORTS AND RECORD KEEPING	17
6.	PATENT PROSECUTION	20
7.	INFRINGEMENT	21
8.	PATENT CHALLENGE	23
9.	INDEMNIFICATION AND INSURANCE	25
10.	NO REPRESENTATIONS AND NO WARRANTIES	26
11.	ASSIGNMENT	27
12.	GENERAL COMPLIANCE WITH LAWS	27
13.	TERMINATION	28
14.	DISPUTE RESOLUTION	30
15.	MISCELLANEOUS	32
APPENDIX A		37
APPENDIX B		38

WHITEHEAD INSTITUTE FOR BIOMEDICAL RESEARCH

EXCLUSIVE PATENT LICENSE AGREEMENT

This Agreement, effective as of December 16, 2011 (the “EFFECTIVE DATE”), is by and between the Whitehead Institute for Biomedical Research (“WHITEHEAD”), a Delaware corporation, with a principal office at Nine Cambridge Center, Cambridge, Massachusetts 02142, and Verastem, Inc. (“COMPANY”), a Delaware corporation, with a principal place of business at 215 First Street, Suite 440, Cambridge, MA 02142.

RECITALS

WHEREAS, WHITEHEAD is the owner of certain PATENT RIGHTS (as later defined herein) relating to WHITEHEAD Case No. [**]; WHITEHEAD Case No. [**]; and WHITEHEAD Case No. [**]; and WHITEHEAD has the right to grant licenses under said PATENT RIGHTS, subject only to a royalty-free, nonexclusive nontransferable license to practice the PATENT RIGHTS reserved by the United States Government;

WHEREAS, WHITEHEAD desires to have the PATENT RIGHTS developed and commercialized to benefit the public, and WHITEHEAD is willing to grant a license thereunder;

WHEREAS, COMPANY has represented to WHITEHEAD, to induce WHITEHEAD to enter into this Agreement, that COMPANY shall commit itself to a program of exploiting the PATENT RIGHTS for the purpose of promoting public utilization;

WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth;

WHEREAS, WHITEHEAD and COMPANY entered into a Nonexclusive Patent License Agreement, with an effective date of October 13, 2010, for the PATENT RIGHTS and a letter pertaining to the [**] License dated February 9, 2011 (collectively the “Original License Agreement”, WHITEHEAD Reference: [**]);

WHEREAS, WHITEHEAD and COMPANY now wish to amend and restate the Original License Agreement herein;

NOW, THEREFORE, WHITEHEAD and COMPANY hereby agree as follows:

1.         DEFINITIONS

1.1           “AFFILIATE” will mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by COMPANY. For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.2           “CORPORATE PARTNER” will mean:

(i)                                     any entity which agrees to compensate COMPANY or AFFILIATE or SUBLICENSEE for COMPANY’s or AFFILIATE’s or SUBLICENSEE’s practice of the PATENT RIGHTS, LICENSED PRODUCTS, or LICENSED SERVICES on behalf of or in collaboration with such entity, including without limitation for discovery and development activities for LICENSED PRODUCTS or LICENSED SERVICES;

(ii)                                  any entity, other than an AFFILIATE or SUBLICENSEE, which sells, distributes, imports, or exports LICENSED PRODUCTS under an agreement with COMPANY, AFFILIATE, or SUBLICENSEE.

Any entity which meets the foregoing criteria and also receives a sublicense of the PATENT RIGHTS will be considered a SUBLICENSEE, and not a CORPORATE PARTNER, for the purpose of this Agreement.

1.3           “FIELD” will mean cancer diagnostics and companion clinical uses.

1.4           “LICENSED PRODUCT” will mean any product that, in whole or in part, absent the license granted hereunder, would infringe, or is covered by, or when manufactured, or when used, practices one or more claims of the PATENT RIGHTS.

1.5           “LICENSED SERVICE” will mean any provision of services to a third party using a LICENSED PRODUCT or the practice of the PATENT RIGHTS for or on behalf of a third party, including without limitation, research, discovery, development, and/or testing activities.

1.6           “NET SALES” will mean the gross amount billed by COMPANY and AFFILIATES for a LICENSED PRODUCT or a LICENSED SERVICE, less the following:

(i)                                     customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(ii)                                  amounts repaid or credited by reason of rebates, chargebacks, retroactive price reductions, rejection, or return;

(iii)                               Price concessions either mandated or negotiated with commercial or governmental payers;

(iv)                              discounts or rebates or other payments required by law to be made under Medicaid, Medicare or other governmental special medical assistance programs, to the extent actually allowed and taken;

(v)                                 to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT, which is paid by or on behalf of COMPANY; and

(vi)                              outbound transportation costs prepaid or allowed and costs of insurance in transit.

NET SALES will occur on the date of billing for a LICENSED PRODUCT, or on the earlier of the receipt of payment or [**] days after the date of billing for a LICENSED SERVICE. If a LICENSED PRODUCT or LICENSED SERVICE is billed at a discounted price that is substantially lower than the customary price charged by COMPANY (taking into account customary pricing charged for a governmental entity or in various countries), or billed for non-cash consideration (whether or not at a discount), NET SALES will be calculated based on the non-discounted amount of the LICENSED PRODUCT or LICENSED SERVICE charged to an independent third party during the same REPORTING PERIOD or, in the absence of such sales, on the fair market value of the LICENSED PRODUCT or LICENSED SERVICE.

No deductions will be made for commissions paid to individuals whether they are with independent sales agencies or regularly employed by COMPANY or AFFILIATES and on its payroll, or for cost of collections. Non-monetary consideration will not be accepted by COMPANY or any AFFILIATE for any commercial sale or other commercial disposition of LICENSED PRODUCT or LICENSED SERVICE without the prior written consent of WHITEHEAD. If a LICENSED PRODUCT or LICENSED SERVICE is permitted to be billed for non-monetary consideration (whether or not at a discount), NET SALES will be calculated based on the fair market value of the non-monetary consideration.

For the avoidance of doubt, amounts excluded from SUBLICENSE INCOME pursuant to clause (b)(ii) of the definition of SUBLICENSE INCOME below shall not be included in NET SALES.

1.7           “PATENT CHALLENGE” will mean a legal or administrative challenge to the validity, patentability, or enforceability of any of the PATENT RIGHTS (as defined below) or otherwise opposing any of the PATENT RIGHTS through a legal or administrative proceeding.

1.8           “PATENT RIGHTS” will mean:

(i)                                     the United States and international patents listed on Appendix A;

(ii)                                  the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

(iii)                               any patent applications resulting from the provisional applications listed on Appendix A, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;

(iv)                              any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (i), (ii), and (iii) above; and

(v)                                 international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (i), (ii), (iii), and (iv) above, and the resulting patents.

1.9           “REPORTING PERIOD” will begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

1.10         “SUBLICENSE INCOME”

(a)           “SUBLICENSE INCOME” will mean, subject to clause (b) below, any consideration COMPANY or AFFILIATES receive from (1) SUBLICENSEES in consideration of the sublicense of rights granted herein or (2) CORPORATE PARTNERS in consideration of any of the rights described in Section 1.2, including without limitation, license fees, milestone payments, license maintenance fees, royalties and other payments.

If COMPANY or AFFILIATES receive from third parties consideration for a sublicense of rights granted herein that is combined with a license or sublicense of rights to a therapeutic product for which the rights granted herein are or may provide a basis for a companion diagnostic, only the portion of the consideration received from the third parties that is reasonably attributable to the sublicense of rights granted herein shall be considered SUBLICENSE INCOME. In determining such allocation, the parties shall negotiate in good faith the relative values of the rights granted herein and the therapeutic product rights granted with such diagnostic rights.

(b)           “SUBLICENSE INCOME” specifically excludes the following:

(i)                                     payments to COMPANY or its AFFILIATES of the purchase price of equity securities to the extent not exceeding the fair market value of such securities; provided that, if a SUBLICENSEE or

CORPORATE PARTNER pays more than fair market value, then the portion in excess will be considered SUBLICENSE INCOME;

(ii)                                  payments or reimbursements for the cost of COMPANY’s or AFFILIATE’s bona fide research and development efforts for the LICENSED PRODUCT or LICENSED SERVICE in a written agreement, whether in the form of FTE-based funding, in the form of milestone payments that are structured to reasonably approximate COMPANY’s or its AFFILIATES’ costs in performing such research and development and that are paid in lieu of other forms of research and development funding, or in the form of direct cost reimbursement; and

(iii)                               amounts paid to COMPANY and its AFFILIATES by SUBLICENSEES and CORPORATE PARTNERS for LICENSED PRODUCTS and LICENSED SERVICES supplied or provided by COMPANY and its AFFILIATES, which amounts shall be included in NET SALES and not in SUBLICENSE INCOME; provided that amounts excluded from SUBLICENSE INCOME pursuant to the foregoing clause (b)(ii) shall not be included in NET SALES.

Non-monetary consideration will not be accepted by COMPANY or an AFFILIATE for any sublicense of the PATENT RIGHTS or any corporate partnership related to the PATENT RIGHTS without the prior written consent of WHITEHEAD. In the event that non-monetary consideration is received for any sublicense of the PATENT RIGHTS or any corporate partnership related to the PATENT RIGHTS, SUBLICENSE INCOME will be calculated based on the fair market value of such non-monetary consideration (including all elements of such consideration), as determined by the parties in good faith. Consideration for any and all sublicenses of the PATENT RIGHTS or any corporate partnership related to the PATENT RIGHTS, including royalty consideration, will be on commercially reasonable terms and conditions consistent with amounts paid for similar technology in the industry at the time such agreement is executed.

1.11         “SUBLICENSEE” will mean any non-AFFILIATE sublicensee of the rights granted COMPANY under Section 2.1.

1.12         “TERM” will mean the term of this Agreement, which will commence on the EFFECTIVE DATE and will remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

1.13         “TERRITORY” will mean worldwide.

2.         GRANT OF RIGHTS

2.1           License Grant. Subject to the terms of this Agreement, WHITEHEAD hereby grants to COMPANY and its AFFILIATES for the TERM a royalty-bearing license under the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELD in the TERRITORY and to develop and perform LICENSED SERVICES in the FIELD in the TERRITORY.

2.2           Exclusivity.

(a)           PATENT RIGHTS. Subject to the terms of this Agreement, in order to establish an exclusive period for COMPANY, WHITEHEAD agrees that it shall not grant (and has not granted as of the EFFECTIVE DATE, except as provided in Section 2.6) any other license under the PATENT RIGHTS to make, have made, use, sell, lease, import or sublicense LICENSED PRODUCTS in the FIELD in the TERRITORY or to develop, perform or sublicense LICENSED SERVICES in the FIELD in the TERRITORY during the TERM, except as otherwise set forth in Section 2.4 (herein defined as “EXCLUSIVE PERIOD”).

(b)           Consequences of PATENT CHALLENGE. In the event that (1) COMPANY or AFFILIATES brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena) or (2) a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE against

WHITEHEAD (except as required under a court order or subpoena) and COMPANY does not terminate such SUBLICENSEE’s sublicense upon notice by WHITEHEAD, then in either case ((1) or (2)), COMPANY agrees that (i) WHITEHEAD, in its sole discretion, may choose at any time following the initiation of such PATENT CHALLENGE to grant one or more licenses to third parties under the PATENT RIGHTS to discover, develop, make, have made, use, sell, lease and import LICENSED PRODUCTS in the FIELD in the TERRITORY and to develop and perform LICENSED SERVICES in the FIELD in the TERRITORY; and (ii) the EXCLUSIVE PERIOD will immediately terminate.

2.3           Sublicenses.

(a)           PATENT RIGHTS. COMPANY will have the right to grant sublicenses of its rights under Section 2.1 during the EXCLUSIVE PERIOD only. COMPANY shall incorporate terms and conditions into its sublicense agreements sufficient to enable COMPANY to comply with this Agreement. COMPANY shall also include provisions in all sublicenses to provide that in the event that SUBLICENSEE brings a PATENT CHALLENGE against WHITEHEAD or assists another party in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena), then COMPANY may terminate the sublicense. COMPANY shall promptly furnish WHITEHEAD with a fully signed photocopy of any sublicense agreement.

(b)           SURVIVAL OF SUBLICENSE AGREEMENT. Upon termination of this Agreement or expiration of EXCLUSIVE PERIOD for any reason (other than by COMPANY pursuant to Section 13.1), each sublicense granted by COMPANY to a SUBLICENSEE not then in default of its sublicense agreement with COMPANY will survive such termination as a direct license from WHITEHEAD, provided that (i) such direct license shall be subject to the same non-financial terms and conditions as those in this Agreement; (ii) such SUBLICENSEE (or if there is at such time more than one such sublicensee, such SUBLICENSEESon a pro rata basis) shall be required to reimburse patent costs pursuant to Section 6.3 and to make any annual fees due pursuant to Section 4.1(b); and (iii) each such SUBLICENSEE shall be required to make one of the following, at WHITEHEAD’s one-time written election promptly following the termination of this Agreement: (1) any monetary payment(s) that, had this Agreement not been terminated, COMPANY would have been required to make under this Agreement as a result of the activities of such SUBLICENSEE or (2) any monetary payments(s) that, had this Agreement not been terminated, SUBLICENSEE would have been required to make to COMPANY under the sublicense agreement between COMPANY and SUBLICENSEE as a result of the activities of such SUBLICENSEE; provided, however, that WHITEHEAD shall only be permitted to make the election specified in subsection (2) above if WHITEHEAD agrees in writing to be bound by all of COMPANY’s obligations in the applicable sublicense agreement, as though WHITEHEAD were COMPANY. Each such SUBLICENSEE shall be an intended third-party beneficiary of the preceding sentence. The foregoing notwithstanding, termination of the EXCLUSIVE PERIOD pursuant to Section 3.1(iv) will not affect any previously granted sublicenses.

2.4           Mandatory Sublicensing.

(a)           NON-COMPETING PROPOSED PRODUCT.

(i)            Beginning [**] years from the EFFECTIVE DATE, if WHITEHEAD or COMPANY receives a bona fide request from a third party for a sublicense to the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import a LICENSED PRODUCT or LICENSED SERVICE, which proposed product or service is not directly competitive with any LICENSED PRODUCT or LICENSED SERVICE then offered for sale or in bona fide development by COMPANY, AFFILIATE, or SUBLICENSEE (“NON-COMPETING PROPOSED PRODUCT”), then COMPANY shall enter into good-faith negotiations toward granting at least a non-exclusive sublicense, limited to the proposed field only, to such third party for such third party’s NON-COMPETING PROPOSED PRODUCT. As an alternative to negotiating a sublicense to a third party, COMPANY (or its AFFILIATES or SUBLICENSEES) may submit to WHITEHEAD, within [**] months after such third party’s request for a sublicense, a plan for prompt and diligent development of the NON-COMPETING PROPOSED PRODUCT, including a commitment to commercially reasonable development milestones. If WHITEHEAD approves this plan, such approval not to be unreasonably withheld, no third-party sublicense will be required for such NON-

COMPETING PROPOSED PRODUCT pursuant to this Section 2.4 (a)(i), and Section 2.4 (a)(ii) below shall not apply.

(ii)           If COMPANY has not granted a sublicense to the third party under Section 2.4 (a)(i) within [**] months after receiving the request in writing, and if WHITEHEAD has not granted COMPANY a waiver of this requirement as provided for in Section 2.4 (a)(i), then WHITEHEAD will have the right to grant a license to the third party. The [**]-month period during which COMPANY may grant a sublicense, prior to WHITEHEAD assuming such right, will be extended an additional [**] months if, at the end of the initial [**]-month period, both COMPANY and the prospective third-party sublicensee assert to WHITEHEAD that they are engaged in good-faith negotiations toward the completion of a sublicense agreement. Should WHITEHEAD grant a license under this Section 2.4 (a)(ii), the field of use licensed in such license agreement will be excluded from the FIELD, and all of COMPANY’s rights in the excluded field of use will terminate. COMPANY will have the right to review the license grant to ensure that it does not interfere with indications within the FIELD under development by COMPANY, AFFILIATE or SUBLICENSEE.

(b)           COMPETING PROPOSED PRODUCT. Beginning the later of (x) [**] years from the EFFECTIVE DATE or (y) [**] years from the date of U.S. FDA approval or clearance of a LICENSED PRODUCT or LICENSED SERVICE, if the market is not being reasonably served by COMPANY, AFFILIATES, SUBLICENSEES, and CORPORATE PARTNERS as determined by WHITEHEAD, provided that if COMPANY disagrees with such determination such disagreement shall be resolved in accordance with Section 14.3(a), and WHITEHEAD or COMPANY receives a bona fide request from a third party for a sublicense to the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import a LICENSED PRODUCT or LICENSED SERVICE, which proposed product or service is directly competitive with any LICENSED PRODUCT or LICENSED SERVICE then offered for sale or in bona fide development by COMPANY, AFFILIATE, or SUBLICENSEE, then COMPANY shall enter into good-faith negotiations toward granting at least a non-exclusive sublicense to such third party for such third party’s COMPETING PROPOSED

PRODUCT. If COMPANY has not granted a sublicense to the third party within [**] months after receiving the request in writing, then the parties will mutually select a qualified independent third party to set commercially reasonable terms and conditions consistent with similar technology in the industry, and COMPANY shall sublicense to the third party under such terms and conditions, provided that if the parties are unable to reach agreement on such selection, such independent third party shall be selected from the CPR Panels of Neutrals in the manner forth in Section 14.3(a).

(c)           For the avoidance of doubt, nothing in this Section 2.4 will result in, by implication or otherwise, any termination of the EXCLUSIVE PERIOD.

2.5           U.S. Manufacturing. To the extent required by applicable law or regulation, COMPANY agrees that any LICENSED PRODUCTS used or sold in the United States will be manufactured substantially in the United States, unless a waiver of such obligation is obtained from the required government agency. If COMPANY desires to seek a waiver of such requirements, WHITEHEAD agrees to provide reasonable assistance in the application process for such waiver, upon request of COMPANY.

2.6           Retained Rights.

(a)           WHITEHEAD. WHITEHEAD retains the right to practice under the PATENT RIGHTS for research, teaching, and educational purposes.

(b)           Academic and Not-For-Profit Research Institutes. WHITEHEAD retains the right to grant licenses to academic and not-for-profit research institutes to practice under the PATENT RIGHTS for research, teaching, and educational purposes.

(c)           Federal Government. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

2.7           No Additional Rights. Nothing in this Agreement will be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent rights of WHITEHEAD or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights will be dominant or subordinate to any PATENT RIGHTS.

3.         COMPANY DILIGENCE OBLIGATIONS

3.1           COMPANY shall use commercially reasonable efforts, or shall cause its AFFILIATES and SUBLICENSEES to use commercially reasonable efforts, to develop LICENSED PRODUCTS or LICENSED SERVICES and to introduce LICENSED PRODUCTS or LICENSED SERVICES into the commercial market; thereafter, COMPANY or AFFILIATES or SUBLICENSEES shall use commercially reasonable efforts to make LICENSED PRODUCTS or LICENSED SERVICES reasonably available to the public. Specifically, COMPANY shall fulfill the following obligations:

(i)                                     Within [**] months after the EFFECTIVE DATE, COMPANY shall furnish WHITEHEAD with a written development plan describing the major tasks to be achieved in order to bring to market LICENSED PRODUCTS or LICENSED SERVICES, specifying the resources to be devoted to such commercialization effort;

(ii)                                  Within [**] days after the end of each calendar year, COMPANY shall furnish WHITEHEAD with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS or LICENSED SERVICES. The report will also contain a discussion of intended efforts and sales projections, if any, for the year in which the report is submitted;

(iii)                               COMPANY shall assign at least [**] full time staff equivalents, who may be employees of COMPANY or of a company that has contracted with COMPANY to perform specified functions, toward the development of a LICENSED PRODUCT and/or LICENSED SERVICE in each calendar year beginning in 2012 and ending with the first commercial sale of a

LICENSED PRODUCT or a first commercial performance of a LICENSED SERVICE.

(iv)                              If [**] years from the EFFECTIVE DATE COMPANY is not actively conducting efforts to validate, use or commercialize a LICENSED PRODUCT or LICENSED SERVICE, then WHITEHEAD may choose to grant one or more licenses to third parties under the PATENT RIGHTS and the EXCLUSIVE PERIOD will terminate. For clarity, termination of the EXCLUSIVE PERIOD pursuant to this Section 3.1(iv) will not affect any previously granted sublicenses.

(v)                                 Within [**] months after the EFFECTIVE DATE, COMPANY shall [**];

(vi)                              Within [**] months after the EFFECTIVE DATE, COMPANY shall [**];

(vii)                           Within [**] months after the EFFECTIVE DATE, COMPANY shall have [**];

(viii)                        Within [**] months after the EFFECTIVE DATE, COMPANY shall be [**];

(ix)                                Within [**] years after the EFFECTIVE DATE, COMPANY shall be [**].

(x)                                   Within [**] years after the EFFECTIVE DATE, COMPANY shall be [**].

(xi)                                Within [**] years after the EFFECTIVE DATE, COMPANY shall [**].

(xii)                             For milestones (vi) — (xi) above COMPANY will not be deemed to be in breach if the delay in meeting the milestone is due to unforeseen delays in COMPANY’S drug development program, or unavailability of another suitable drug candidate for testing, and the delay is not more than [**] from the original milestone.

(xiii)                          For milestones (vi) — (xi) above, COMPANY will, at its sole discretion, have the right to make a (1) one-time payment of $[**] to delay the milestone, and subsequent milestones, by [**].

WHITEHEAD’s sole and exclusive remedy and COMPANY’s sole and exclusive liability for COMPANY’s failure to achieve any of the above milestones by the specified deadlines shall be for WHITEHEAD, at WHITEHEAD’s election, to terminate COMPANY’s license under the PATENT RIGHTS in accordance with Section 13.3(b), if applicable, in accordance with the terms thereof.

4.         ROYALTIES AND PAYMENT TERMS

4.1           Consideration for Grant of Rights.

(a)           License Issue Fee and Patent Cost Reimbursement. COMPANY shall pay to WHITEHEAD, no later than [**] days after the EFFECTIVE DATE, a license issue fee of [**] dollars ($[**]), and such amounts required as reimbursement in accordance with Section 6.3, relating to actual expenses incurred in connection with obtaining the PATENT RIGHTS prior to the EFFECTIVE DATE. These payments are nonrefundable.

(b)           License Maintenance Fees. COMPANY shall pay to WHITEHEAD the following license maintenance fees on January 1 of each year set forth below:

Year	Maintenance Fee
2012	[**]
2013	[**]
2014	[**]
2015 and every year thereafter	[**]

The license maintenance fee is nonrefundable. The license maintenance fee will be credited to running royalties subsequently due on NET SALES occurring during the same calendar year, if any, and license maintenance fees paid in excess of running royalties due on such calendar year NET SALES will not be creditable to amounts due for future years. The license maintenance fee is not creditable against any other payment due hereunder.

(c)           Milestone Payments. COMPANY shall pay to WHITEHEAD the following milestone payments upon first achievement of the following milestones for each of the first three LICENSED PRODUCTS and/or LICENSED SERVICES to achieve such milestones, whether by COMPANY, AFFILIATES, SUBLICENSEES or

CORPORATE PARTNERS. For each of such first three LICENSED PRODUCTS and/or LICENSED SERVICES:

(i)                                     [**] Dollars ($[**]) upon [**] such LICENSED PRODUCT or LICENSED SERVICE; and

(ii)                                  [**] Dollars ($[**]) upon [**] such LICENSED PRODUCT or LICENSED SERVICE [**].

These milestone payments are nonrefundable and noncreditable. For the avoidance of doubt, none of the preceding milestone payments will be payable more than three times.

(d)           Running Royalties. COMPANY shall pay to WHITEHEAD a running royalty of [**] Percent ([**]%) of NET SALES of LICENSED PRODUCTS and LICENSED SERVICES, whether by COMPANY or AFFILIATE.

Running royalties will be payable for each REPORTING PERIOD and will be due to WHITEHEAD within [**] days of the end of each REPORTING PERIOD.

If COMPANY or an AFFILIATE is required to pay royalties to one or more third parties in consideration of a license or similar right in order to make, use, or sell LICENSED PRODUCTS or LICENSED SERVICE, COMPANY will be entitled to credit up to [**] percent ([**]%) of the amounts actually paid by COMPANY or an AFFILIATE to such third parties against the payments due to WHITEHEAD under the Agreement in the same REPORTING PERIOD; provided, however, that payment of royalties by COMPANY or the AFFILIATE to such third parties are required to be offset as a result of royalties payable to WHITEHEAD for the PATENT RIGHTS by at least the same percentage as WHITEHEAD has offset its royalties. Notwithstanding the foregoing, in no event will the royalty payments under the Agreement, when aggregated with any other offsets and credits allowed under this Agreement, be less than [**] Percent ([**]%) of NET SALES of LICENSED PRODUCTS and LICENSED SERVICES in any REPORTING PERIOD.

(e)           Sharing of SUBLICENSE INCOME. COMPANY shall pay WHITEHEAD a percentage of all SUBLICENSE INCOME received by COMPANY or AFFILIATES according to the following schedule:

Percent	Event

[**]%	If the applicable sublicense is [**] a LICENSED PRODUCT [**].

[**]%	If the applicable sublicense is [**] a LICENSED PRODUCT [**].

[**]%	If the applicable sublicense is [**] a LICENSED PRODUCT or LICENSED SERVICE [**].

[**]%	If the applicable sublicense is [**] a LICENSED PRODUCT or LICENSED SERVICE.

Such amounts will be payable for each REPORTING PERIOD and will be due to WHITEHEAD within [**] days of the end of each REPORTING PERIOD.

(f)            Consequences of a PATENT CHALLENGE. In the event that a PATENT CHALLENGE brought by COMPANY and/or AFFILIATES and/or SUBLICENSEES is successful (except as required under a court order or subpoena), COMPANY will have no right to recoup any royalties or other payments paid during the period of challenge. In the event that a PATENT CHALLENGE brought by COMPANY and/or AFFILIATES is unsuccessful, COMPANY shall reimburse WHITEHEAD for all reasonable legal fees and expenses incurred in its defense against the PATENT CHALLENGE. In the event that a (1) PATENT CHALLENGE is brought by SUBLICENSEE and (2) COMPANY does not terminate the sublicense in accord with Section 8.2 and (3) such PATENT CHALLENGE is unsuccessful, then COMPANY shall reimburse WHITEHEAD for all reasonable legal fees and expenses incurred in its defense against the PATENT CHALLENGE. The state and federal courts having jurisdiction over Cambridge, Massachusetts, U.S.A., provide the exclusive forum for any PATENT CHALLENGE, and COMPANY submits to and shall contractually obligate SUBLICENSEES to submit to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over COMPANY or its AFFILIATES or constitutes an inconvenient or improper forum.

(g)           No Multiple Royalties. If the manufacture, use, lease, or sale of any LICENSED PRODUCT or the performance of any LICENSED PROCESS is covered by more than one of the PATENT RIGHTS, multiple royalties will not be due.

4.2           Payments.

(a)           Method of Payment. All payments under this Agreement should be made payable to “Whitehead Institute for Biomedical Research” and sent to WHITEHEAD’s address identified in Section 15.1. Each payment should reference this Agreement (WHITEHEAD Reference: [**]) and identify the obligation under this Agreement that the payment satisfies.

(b)           Payments in U.S. Dollars. All payments due under this Agreement will be drawn on a United States bank and will be payable in United States dollars. Conversion of foreign currency to U.S. dollars will be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments will be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

(c)           Late Payments. Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement will bear interest, to the extent permitted by law, at two percentage points above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due.

5.         REPORTS AND RECORD KEEPING

5.1           Frequency of Reports.

(a)           Before First Commercial Sale. Prior to the first commercial sale of any LICENSED PRODUCT or LICENSED SERVICE, COMPANY shall deliver reports to WHITEHEAD annually, within [**] days of the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in

Section 5.2. COMPANY shall include a description of its compliance with COMPANY’s diligence obligations in accord with Article 3.

(b)           Upon First Commercial Sale or Performance. COMPANY shall report to WHITEHEAD the date of first commercial sale of each LICENSED PRODUCT and the date of first commercial performance of a LICENSED SERVICE within [**] days of occurrence in each country.

(c)           After First Commercial Sale or Performance. After the first commercial sale of a LICENSED PRODUCT or the first commercial performance of a LICENSED SERVICE, COMPANY shall deliver reports to WHITEHEAD within [**] days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

5.2           Content of Reports and Payments. After the first commercial sale of a LICENSED PRODUCT or the first commercial performance of a LICENSED SERVICE, each report delivered by COMPANY to WHITEHEAD will contain at least the following information for the immediately preceding REPORTING PERIOD:

(i)                                     the number of LICENSED PRODUCTS sold, leased or distributed by COMPANY and AFFILIATES to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS used by COMPANY and AFFILIATES in the performance of LICENSED SERVICES in each country;

(ii)                                  a description of LICENSED SERVICES performed by COMPANY and AFFILIATES in each country as may be pertinent to a royalty accounting hereunder;

(iii)                               the gross price charged by COMPANY and AFFILIATES for each LICENSED PRODUCT, and, if applicable, the gross price charged for each LICENSED PRODUCT used in the performance of LICENSED SERVICES in each country; and the gross price charged for each LICENSED SERVICES performed by COMPANY and AFFILIATES in each country;

(iv)          calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

(v)           total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion;

(vi)          the amount of SUBLICENSE INCOME received by COMPANY from each SUBLICENSEE and each CORPORATE PARTNER and the amount deliverable to WHITEHEAD from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

(vii)         the number of sublicense agreements and corporate partner agreements entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED SERVICES.

If no amounts are due for any REPORTING PERIOD, the report will so state.

5.3           Financial Statements. On or before the [**] day following the close of COMPANY’s fiscal year, COMPANY shall provide WHITEHEAD with COMPANY’s financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY’s treasurer or chief financial officer or by an independent auditor. During any time period in which COMPANY is required to make filings of its annual financial information with the U.S. Securities and Exchange Commission, and such reports are available via a publicly accessible website, COMPANY shall not be required to actually deliver copies of the foregoing reports to WHITEHEAD, provided, however, that COMPANY shall provide such financial statements to WHITEHEAD upon WHITEHEAD’s request.

5.4           Record keeping. COMPANY shall maintain, and shall cause its AFFILIATES, SUBLICENSEES, and CORPORATE PARTNERS to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to WHITEHEAD in relation to this Agreement, which records will contain sufficient information to permit WHITEHEAD to confirm the accuracy of any reports delivered to WHITEHEAD and compliance in other respects with this Agreement. The relevant party shall retain such records for at least [**] years following the end of the calendar year to which they pertain, during which time WHITEHEAD or WHITEHEAD’s appointed agents, will have the right, at WHITEHEAD’s expense, to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment in excess of five percent (5%) COMPANY shall bear the full cost of such audit and shall remit any amounts due to WHITEHEAD within [**] days of receiving notice thereof from WHITEHEAD.

6.         PATENT PROSECUTION

6.1           Responsibility for PATENT RIGHTS.

(a)           WHITEHEAD shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS.

(b)           During the EXCLUSIVE PERIOD: COMPANY will have reasonable opportunities to advise WHITEHEAD and shall cooperate with WHITEHEAD in such filing, prosecution and maintenance. WHITEHEAD shall consult with COMPANY on the prosecution of the PATENT RIGHTS, shall provide the COMPANY with copies of any correspondence sent to or received from the applicable patent office regarding any PATENT RIGHTS, and shall provide the COMPANY with a reasonable period of time prior to filing any patent applications, office actions, or related correspondence with the applicable patent office regarding any PATENT RIGHTS to review drafts of such materials. The COMPANY’s suggestions and requests regarding patent prosecution will be reasonably considered and included by WHITEHEAD except for those specific suggestions or requests that WHITEHEAD, in its sole discretion, reasonably concludes in good faith would, if implemented, decrease the value of the PATENT RIGHTS, evaluated as a whole. WHITEHEAD shall not abandon, or otherwise elect to forego its rights in, any PATENT RIGHTS without COMPANY’s prior written consent, which consent shall not be unreasonably withheld. This Section 6.1 (b) will automatically terminate at the end of the EXCLUSIVE PERIOD.

6.2           International (non-United States) Filings. Appendix B is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A will be filed, prosecuted, and maintained. Appendix B may be amended by mutual agreement of COMPANY and WHITEHEAD. WHITEHEAD shall not unreasonably withhold, condition, or delay its agreement to amend Appendix B to include additional countries that are proposed by COMPANY or to remove countries.

6.3           Payment of Expenses. Payment of all fees and costs, including attorneys’ fees, relating to the filing, prosecution, and maintenance of the PATENT RIGHTS will be the responsibility of COMPANY, whether such amounts were incurred before or after the EFFECTIVE DATE. For such patent-related fees and costs, WHITEHEAD has incurred $[**] as of July 13, 2011, for [**]; $[**] as of September 12, 2011, for [**]; and $[**] as of June 14, 2011 for [**]. COMPANY shall reimburse all amounts due pursuant to this Section 6.3 within [**] days of invoicing; late payments will accrue interest pursuant to Section 4.2(c).

In all instances, WHITEHEAD shall pay the fees prescribed for large entities to the United States Patent and Trademark Office. COMPANY may elect by [**]-day advance written notice to WHITEHEAD, on a patent right by patent right and country-by-country basis, to cease paying future fees and costs relating to the filing, prosecution, and maintenance of a particular patent right in a particular country. Upon such election, COMPANY shall no longer have any rights hereunder with respect to such patent right in such country.

7.         INFRINGEMENT

7.1           Notification of Infringement. Each Party agrees to provide written notice to the other Parties promptly after becoming aware of any infringement of the PATENT RIGHTS.

7.2           Right to Prosecute Infringements.

(a)           COMPANY Right to Prosecute. During the EXCLUSIVE PERIOD, COMPANY, to the extent permitted by law, will have the right, under its own control and at its own expense, to prosecute any third-party infringement of the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, WHITEHEAD shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold WHITEHEAD harmless from, and indemnify WHITEHEAD against any costs, expenses, or liability that WHITEHEAD incur in connection with such action.

Prior to commencing any such action, COMPANY shall consult with WHITEHEAD and shall consider the views of WHITEHEAD regarding the advisability of the proposed action and its effect on the public interest. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of WHITEHEAD, which WHITEHEAD shall not unreasonably withhold, delay or condition.

(b)           WHITEHEAD Right to Prosecute. In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action, WHITEHEAD will have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained will belong to WHITEHEAD.

7.3           Declaratory Judgment Actions. In the event that a PATENT CHALLENGE or any interference or opposition action with respect to the PATENT RIGHTS is brought against WHITEHEAD or COMPANY by a third party, WHITEHEAD, at its sole discretion, will have the right within [**] days after commencement of such action to take over the sole defense of the action at its own expense; provided, however, that the foregoing right shall not apply to a PATENT CHALLENGE that is brought as a counterclaim in, or otherwise in connection with, an infringement suit being brought by COMPANY pursuant to Section 7.2. If WHITEHEAD does not exercise this right, then COMPANY may take over the sole defense of the action at COMPANY’s sole expense, subject to Sections 7.4 and 7.5.

7.4           Offsets. COMPANY may offset a total of [**] percent ([**]%) of any expenses incurred under Sections 7.2 and 7.3 against any payments due to WHITEHEAD under Article 4, provided that in no event will such payments under Article 4, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than [**] percent ([**]%) in any REPORTING PERIOD.

7.5           Recovery. Any recovery obtained in an action brought by COMPANY under Sections 7.2 or 7.3 will be distributed as follows:

(i)            each Party will be reimbursed for any expenses incurred in the action (including the amount of any royalty or other payments withheld from WHITEHEAD as described in Section 7.4);

(ii)           Any recovery amounts in excess of such expenses shall be included in SUBLICENSE INCOME.

7.6           Cooperation. Each Party agrees to cooperate in any action under this Article which is controlled by the other Party, provided that the controlling Party reimburses the cooperating Parties promptly for any costs and expenses actually incurred by the cooperating Parties in connection with providing such assistance.

7.7           Right to Sublicense. During the EXCLUSIVE PERIOD, COMPANY will have the sole right to sublicense any alleged infringer in the FIELD in the TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses. Any SUBLICENSE INCOME arising from such sublicense will be treated as set forth in Article 4.

8.         PATENT CHALLENGE

8.1           In the event that COMPANY or AFFILIATES brings a PATENT CHALLENGE against WHITEHEAD, or COMPANY or AFFILIATES assist another party in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena), WHITEHEAD, in its sole discretion, may terminate this Agreement immediately upon written notice to COMPANY without any liability and without any opportunity to cure by COMPANY, as provided in Section 13.4(a). COMPANY will have no right to recoup any royalties paid or other payments made during the period of challenge as provided in Section 4.1(f).

8.2           In the event that SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena), COMPANY agrees that it will immediately terminate such sublicense upon notice by WHITEHEAD, as provided in Section 13.4(b). COMPANY will have no right to recoup any royalties paid or other payments made during the period of challenge as provided in Section 4.1(f).

8.3           In the event that (i) COMPANY or AFFILIATES brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena); or (ii) COMPANY fails to terminate a sublicense to a SUBLICENSEE as required by Section 8.2, provided that this Section 8.3 (a) and Section 8.3 (b) shall not apply based on this clause (ii) if COMPANY is unable to terminate the sublicense due to the unenforceability of the applicable termination clause, and in either case WHITEHEAD does not terminate this Agreement, then the following shall apply:

(a)           WHITEHEAD, in its sole discretion, may choose at any time following the initiation of such PATENT CHALLENGE to grant one or more licenses to third parties under the PATENT RIGHTS, including without limitation, to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELD in the TERRITORY; and to develop and perform LICENSED SERVICES in the FIELD in the TERRITORY.

(b)           The EXCLUSIVE PERIOD under Section 2.2 will immediately terminate;

(c)           COMPANY will have no right to recoup any royalties paid or other payments made during the period of challenge as provided in Section 4.1(f); and

(d)           COMPANY shall reimburse WHITEHEAD for all legal fees and expenses incurred in its defense against the PATENT CHALLENGE.

8.4           The state and federal courts having jurisdiction over Cambridge, Massachusetts, U.S.A., provide the exclusive forum for any PATENT CHALLENGE, and COMPANY submits to and shall contractually obligate SUBLICENSEES to submit to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over COMPANY or AFFILIATES or constitutes an inconvenient or improper forum.

9.         INDEMNIFICATION AND INSURANCE

9.1           Indemnification.

(a)           Indemnity. COMPANY shall indemnify, defend, and hold harmless WHITEHEAD and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, investigations, actions, demands or judgments by third parties (collectively, “Losses”), to the extent such Losses arise out of or relate to the exercise of any rights granted to COMPANY under this Agreement or any breach of this Agreement by COMPANY. Notwithstanding the foregoing, COMPANY shall have no obligations under this Section 9.1(a) to the extent any Loss arises out of or is related to any gross negligence or willful misconduct on the part of the Indemnitees.

(b)           Procedures. The Indemnitees agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to WHITEHEAD to defend against any such claim. The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee will have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. COMPANY agrees to keep WHITEHEAD informed of the progress in the defense and disposition of such claim and to consult with WHITEHEAD with regard to any proposed settlement.

9.2           Insurance. COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance which will protect COMPANY and Indemnitees with respect to events covered by Section 9.1(a) above. Such insurance will:

(i)            be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by WHITEHEAD such approval not to be unreasonably withheld;

(ii)           list WHITEHEAD as an additional insured thereunder;

(iii)          be endorsed to include product liability coverage; and

(iv)          require [**] days written notice to be given to WHITEHEAD prior to any cancellation or material change thereof.

The limits of such insurance will not be less than [**] Dollars ($[**]) per occurrence with an aggregate of [**] Dollars ($[**]) for bodily injury including death; [**] Dollars ($[**]) per occurrence with an aggregate of [**] Dollars ($[**]) for property damage; and [**] Dollars ($[**]) per occurrence with an aggregate of [**] Dollars ($[**]) for errors and omissions.

In the alternative, COMPANY may self-insure subject to the prior approval of WHITEHEAD. COMPANY shall provide WHITEHEAD with Certificates of Insurance evidencing compliance with this Section, at the reasonable request of WHITEHEAD. COMPANY shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which COMPANY or AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a LICENSED SERVICES under this Agreement, and thereafter for a period of [**] years.

10.      NO REPRESENTATIONS AND NO WARRANTIES

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, WHITEHEAD MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF INTELLECTUAL PROPERTY

RIGHTS OF WHITEHEAD OR THIRD PARTIES, VALIDITY, ENFORCEABILITY AND SCOPE OF PATENT RIGHTS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

IN NO EVENT SHALL COMPANY, WHITEHEAD, OR ANY OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, ARISING OUT OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH PERSON OR ENTITY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

11.      ASSIGNMENT

This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY without the prior written consent of WHITEHEAD. The foregoing notwithstanding, COMPANY may assign its rights and obligations under this Agreement to an AFFILIATE or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its business or assets or that portion of its business or assets to which this Agreement relates; provided, however, that this Agreement will immediately terminate if the proposed assignee fails to agree in writing to be bound by the terms and conditions of this Agreement either before the effective date of the assignment or at any time thereafter upon request by WHITEHEAD.

12.      GENERAL COMPLIANCE WITH LAWS

12.1         Compliance with Laws. COMPANY shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS and LICENSED SERVICES.

12.2         Export Control. COMPANY and AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the

United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and will cause its AFFILIATES to comply with (and will contractually obligate its SUBLICENSEES to comply with), all United States export control laws and regulations, that COMPANY bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold WHITEHEAD harmless (in accordance with Section 9.1) for the consequences of any such violation.

12.3         Non-Use of Name. COMPANY and AFFILIATES and SUBLICENSEES shall not use the name of “Whitehead Institute”, or any variation, adaptation, or abbreviation thereof, or of any of their trustees, officers, faculty, students, employees, or agents, or any trademark owned by WHITEHEAD or any terms of this Agreement in any promotional material or other public announcement or disclosure (other than public announcements or disclosures that are required by applicable laws or regulations) without the prior written consent of WHITEHEAD, which consent WHITEHEAD may withhold in its sole discretion. The foregoing notwithstanding, without the consent of WHITEHEAD, COMPANY may make factual statements during the term of this Agreement that COMPANY has a license from WHITEHEAD under one or more of the patents and/or patent applications comprising the PATENT RIGHTS.

12.4         Marking of LICENSED PRODUCTS. To the extent commercially feasible and required by applicable patent laws, COMPANY shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

13.      TERMINATION

13.1         Voluntary Termination by COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, upon at least ninety (90) days prior written notice to WHITEHEAD, such notice to state the date at least ninety (90) days in the future upon which termination is to be effective, subject to COMPANY’s surviving obligation for the payment of all amounts due to WHITEHEAD through such termination effective date.

13.2         Cessation of Business. If COMPANY and all of its SUBLICENSEES cease to carry on all business related to this Agreement for a period in excess of [**] months, WHITEHEAD will have the right to terminate this Agreement immediately upon written notice to COMPANY.

13.3         Termination for Default.

(a)           Nonpayment. In the event COMPANY fails to pay any amounts due and payable to WHITEHEAD hereunder, and fails to make such payments within [**] days after receiving written notice of such failure, WHITEHEAD may terminate this Agreement immediately upon written notice to COMPANY.

(b)           Material Breach. In the event COMPANY commits a material breach of its obligations under this Agreement, except for breach as described in Section 13.3(a), and fails to cure that breach within [**] days after receiving written notice thereof, WHITEHEAD may terminate this Agreement immediately upon written notice to COMPANY.

13.4         Termination as a Consequence of PATENT CHALLENGE.

(a)           By COMPANY. If COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against WHITEHEAD or assists others in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena), then WHITEHEAD may immediately terminate this Agreement and/or the license granted hereunder.

(b)           By SUBLICENSEE. If a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena), then WHITEHEAD may send a written demand to COMPANY to terminate such sublicense. If COMPANY fails to so terminate such sublicense within [**] days after WHITEHEAD’s demand, WHITEHEAD may immediately terminate this Agreement and/or the license granted hereunder, unless SUBLICENSEE ceases such PATENT CHALLENGE by the end of such [**] day period, provided that such termination right shall not apply if COMPANY is unable to terminate the sublicense due to the unenforceability of the applicable termination clause in the sublicense.

13.5         Effect of Termination.

(a)           Survival. The following provisions shall survive the expiration or termination of this Agreement: Articles 1 (Definitions), 9 (Indemnification and Insurance), 10 (No Representations and No Warranties), 14 (Dispute Resolution) and 15 (Miscellaneous), and Sections 2.3(b) (Survival of Sublicense Agreement), 5.2 (obligation to provide final report and payment), 5.4 (Record Keeping), 12.1 (Compliance with Laws), 12.2 (Export Control) and 13.5 (Effect of Termination).

(b)           Inventory. Upon the early termination of this Agreement, COMPANY and its AFFILIATES and SUBLICENSEES may complete and sell any work-in-progress and inventory of LICENSED PRODUCTS that exist as of the effective date of termination, provided that:

(i)                                     COMPANY pays WHITEHEAD the applicable running royalty or other amounts due on such sales of LICENSED PRODUCTS in accordance with the terms and conditions of this Agreement; and

(ii)                                  COMPANY and its AFFILIATES and SUBLICENSEES shall complete and sell all work-in-progress and inventory of LICENSED PRODUCTS within [**] months after the effective date of termination.

(c)           Pre-termination Obligations. In no event will termination of this Agreement release COMPANY, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

14.      DISPUTE RESOLUTION

14.1         Mandatory Procedures. The Parties agree that any dispute arising out of or relating to this Agreement will be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If any Party fails to observe the procedures of this Article, as may be modified by their written agreement, the other Parties may bring an action for specific performance of these procedures in any court of competent jurisdiction.

14.2         Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, any Party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

14.3         Dispute Resolution Procedures.

(a)           Mediation. In the event any dispute arising out of or relating to this Agreement remains unresolved within [**] days from the date the affected Party informed the other Parties of such dispute, any Party may initiate mediation upon written notice to the other Party (“Notice Date”), whereupon all Parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources (“CPR”) Model Procedure for Mediation of Business Disputes (http://www.cpradr.org), except that specific provisions of this Article shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the Parties cannot agree upon the selection of a mediator within [**] business days after the Notice Date, then upon the request of any Party, the CPR shall appoint the mediator. The Parties shall attempt to resolve the dispute through mediation until the first of the following occurs:

(i)                                     the Parties reach a written settlement;

(ii)                                  the mediator notifies the parties in writing that they have reached an impasse;

(iii)                               the Parties agree in writing that they have reached an impasse; or

(iv)                              the Parties have not reached a settlement within [**] days after the Notice Date.

(b)           Trial Without Jury. If the Parties fail to resolve the dispute through mediation, or if no Party elects to initiate mediation, each Party will have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the Parties expressly waive any right to a jury trial in any legal proceeding under this Article.

14.4         Performance to Continue. Each Party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a Party may suspend performance of its undisputed obligations during any period in which any other Party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

14.5         Statute of Limitations. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) will be tolled while the procedures set forth in Section 14.3(a) are pending. The Parties shall cooperate in taking any actions necessary to achieve this result.

15.      MISCELLANEOUS

15.1         Notice. Any notices required or permitted under this Agreement will be in writing, will specifically refer to this Agreement, and will be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the Parties:

If to WHITEHEAD:

Whitehead Institute for Biomedical Research

Nine Cambridge Center

Cambridge, MA 02142

Attention: Intellectual Property Office

Tel:         617-258-5104

Fax:         617-258-6294

If to COMPANY:

Verastem, Inc.

215 First Street, Suite 440,

Cambridge, MA 02142

Attention: Chief Operating Officer

Tel:         617-351-2590

Fax:         617-351-2640

All notices under this Agreement will be deemed effective upon receipt. A Party may change its contact information immediately upon written notice to the other Parties in the manner provided in this Section.

15.2         Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, will be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent will be determined by the law of the country in which the patent shall have been granted. The state and federal courts having jurisdiction over Cambridge, Massachusetts, U.S.A., provide the exclusive forum for any PATENT CHALLENGE and/or any court action among the Parties relating to this Agreement. Each Party submits to and COMPANY shall contractually obligate SUBLICENSEES to submit to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over such Party or its AFFILIATES or constitutes an inconvenient or improper forum.

15.3         Force Majeure. No Party will be responsible for delays resulting from causes beyond the reasonable control of such Party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

15.4         Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by all Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

15.5         Severability. In the event that any provision of this Agreement will be held invalid or unenforceable for any reason, such invalidity or unenforceability will not affect any other provision of this Agreement, and the Parties will negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the Parties fail to reach a modified agreement within [**] days after the relevant provision is held invalid or unenforceable, then the dispute will be resolved in accordance with the procedures set forth in Article 14. While the dispute is pending resolution, this Agreement will be construed as if such provision were deleted by agreement of the Parties.

15.6         Binding Effect. This Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

15.7         Headings. All headings are for convenience only and will not affect the meaning of any provision of this Agreement.

15.8         Entire Agreement. This Agreement (a) constitutes the entire agreement among the Parties with respect to its subject matter and supersedes all prior agreements or understandings among the Parties relating to its subject matter and (b) amends and restates the Original License Agreement in its entirety.

15.9         Confidentiality. WHITEHEAD shall use reasonable efforts to maintain in confidence all CONFIDENTIAL INFORMATION (as defined below) of COMPANY and shall use reasonable efforts to not use or disclose such CONFIDENTIAL INFORMATION, except as expressly authorized by this Agreement. “CONFIDENTIAL INFORMATION” shall mean all information and reports labeled “confidential” and due to WHITEHEAD under this Agreement, including without limitation reports due under Article 5 and any terms of sublicense agreements disclosed pursuant to Section 2.3(a). In addition, the terms of this Agreement shall be deemed to be CONFIDENTIAL INFORMATION. The non-disclosure and non-use obligations set forth above shall not apply to any information to the extent that (a) WHITEHEAD can show by written record that it possessed the information prior to its receipt from COMPANY; (b) the information was, at the time of disclosure, available to the public or became so through no fault of WHITEHEAD; or (c) the information is subsequently disclosed to WHITEHEAD free of any obligations of confidentiality by a third party that has the right to disclose it. Notwithstanding any other provisions of this Section 15.9, WHITEHEAD may disclose CONFIDENTIAL INFORMATION of COMPANY (i) on a need-to-know basis and in connection with the performance of their respective obligations and/or exercise of their respective rights under this Agreement, to its employees, consultants, or agents provided that such individuals or entities are bound by non-disclosure and non-use obligations at least equivalent in scope to those set forth in this Section 15.9; (ii) in confidence to its trustees, directors and professional advisors; and (iii) to the extent that such disclosure is required by a court order, or in order to comply with applicable laws or regulations, but provided that WHITEHEAD will, except where impracticable, give reasonable advance notice to COMPANY of such required disclosure and use efforts to secure, or to assist the other party in securing, a protective order relating to, or confidential treatment of, such information.

[Signatures follow on the next page.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the EFFECTIVE DATE.

For WHITEHEAD		For COMPANY:

By:	/s/ Martin A. Mullins	By:	/s/ Robert Forrester

Name:	Martin A. Mullins	Name:	Robert Forrester

Title:	Vice President	Title:	COO

Date:	12/13/2011	Date:	12/16/2011

APPENDIX A

List of Patent Applications and Patents

Whitehead Reference No. [**]

•                  [**]

•                  [**]

Whitehead Reference No. [**]

•                  [**]

•                  [**]

•                  [**]

•                  [**]

•                  [**]

•                  [**]

Whitehead Reference No. [**]

•                  [**]

•                  [**]

•                  [**]

•                  [**]

APPENDIX B

List of Countries for which PATENT RIGHTS Applications
Will Be Filed, Prosecuted and Maintained

Whitehead Reference No. [**]

Verastem to propose.

U.S.A.

Whitehead Reference No. [**]

U.S.A.

Japan

Canada

EPO (Countries will be determined in advance of the deadline to file.)

Whitehead Reference No. [**]

U.S.A.

No foreign applications.